                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                         Contact:
                                              Evrett Benton, President or
                                              Bruce Mackey, Treasurer
                                              (617) 796-8387
                                              www.fivestarqualitycare.com


   Five Star Quality Care, Inc. Announces Its Sending of Notice of Termination of Marriott Management Contracts and Related Litigation

--------------------------------------------------------------------------------

         NEWTON, MA (November 27, 2002): Five Star Quality Care, Inc. (AMEX:
FVE) today announced that it has sent a notice of management contract terminations to Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. (NYSE: MAR). The notice of terminations affects 31 senior living communities which are leased by FVE and managed by Marriott.

         In its Report on Form 10Q filed on November 14, 2002, FVE stated that it was having a dispute with Marriott about financial charges allocated to these 31 communities by Marriott and that FVE had sent Marriott a notice of defaults. Because certain defaults were not cured, FVE today sent Marriott a notice of termination of the management contracts. The disputed financial matters include, but are not limited to, the following:

         - FVE believes that Marriott allocates insurance charges to the 31 communities managed by Marriott for FVE and other Marriott operated properties using formulas which cause unfair amounts of insurance costs to be charged to the FVE communities and lesser amounts to properties which are operated by Marriott for its own account.

         - FVE believes that certain Marriott home office charges which should be paid by Marriott in return for its management fees have been improperly allocated to the communities managed by Marriott.

         - FVE believes Marriott has withheld excessive amounts of working capital cash for the communities Marriott manages for FVE and that some of these amounts are used by Marriott for its own account.

         - FVE believes Marriott improperly profits from purchases for the account of the FVE communities which are directed by Marriott to Marriott affiliates, including Marketplace by Marriott, Marriott Distribution Services and Avendra LLC.

         FVE also announced that it has commenced a lawsuit in the Massachusetts Superior Court seeking a declaratory judgment that Marriott may not proceed with a transfer of the management contracts for the 31 communities as part of a planned sale by Marriott of its Marriott Senior Living Services business. On the same day that FVE commenced its lawsuit against Marriott, Marriott commenced a separate lawsuit in the Circuit Court for Montgomery County, Maryland, seeking to prevent FVE from terminating the Marriott management contracts. At Marriott's request, the Maryland court had an expedited hearing late in the day on Wednesday, November 27, 2002, and that court decided to temporarily restrain the effectiveness of FVE's notice of terminations at least until a full hearing can be held in December 2002.

         As a result of the Maryland court ruling, no further action will be taken to terminate Marriott's operations of the FVE communities. If and when that court's order is modified, FVE expects to assume operating responsibility for these 31 communities after a contractual transition period. In those circumstances, FVE expects to offer all employees at the communities continued employment and to take appropriate actions necessary to provide quality resident services.

         Five Star Quality Care, Inc. is a senior living operating company. FVE currently owns, leases and operates 105 senior living communities located in 25 states (including the 31 communities which are currently managed by Marriott).

                  WARNING REGARDING FORWARD LOOKING STATEMENTS

         THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FVE'S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR
EXAMPLE: FVE BELIEVES THAT CERTAIN CHARGES AND ALLOCATIONS BY MARRIOTT TO THE 31 MANAGED COMMUNITIES MAY BE IMPROPER; FVE BELIEVES MARRIOTT SHOULD REFUND EXCESS WORKING CAPITAL TO FVE; AND FVE BELIEVES THAT MARRIOTT MAY HAVE IMPROPERLY BENEFITED BY DIRECTING PURCHASES TO MARRIOTT AFFILIATES. HOWEVER, DISCOVERY DURING A LAWSUIT OR DECISIONS BY A COURT COULD RESULT IN DIFFERENT AND CONTRARY CONCLUSIONS. SIMILARLY, FVE BELIEVES IT MAY ASSUME OPERATING RESPONSIBILITY FOR THE 31 COMMUNITIES NOW MANAGED BY MARRIOTT. HOWEVER, MARRIOTT IS DISPUTING THE NOTICE OF TERMINATIONS WHICH FVE HAS ISSUED AND MAY REFUSE TO COOPERATE IN A TRANSFER OF OPERATIONS. THE PENDING LITIGATION COULD BE EXPENSIVE AND MIGHT HAVE UNEXPECTED OUTCOMES. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

                                      (end)